Exhibit 10.2

Form of Termination Letter for Supplemental Executive Retirement Agreements for Robert R. Hill, Jr.

 and John C. Pollok and Joe. E. Burns

[to be printed on SCBT, N.A. letterhead]

December 30, 2008

[insert executive’s name]

c/o SCBT, N.A.

520 Gervais Street

Columbia, South Carolina  29201

Re:	Termination of the South Carolina Bank and Trust, National Association Amended and Restated Supplemental Executive Retirement Agreement

Dear Mr.               ,

This letter is to serve as notice (as required by Section 9.13 of the Agreement) of the termination of the South Carolina Bank and Trust, National Association Amended and Restated Supplemental Executive Retirement Agreement (the “Agreement”) pursuant to Section 8.2 of the Agreement.  Termination of the Agreement will be effective as of December 31, 2008.  The balance of any accrued benefits owed under the Agreement will be distributed to you within thirty (30) days of termination.  Following the receipt of this notice of termination, all provisions of the Agreement shall have no further force or effect.

SCBT, N.A.

By:
Title: Secretary